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                                                                     EXHIBIT 4.1
                      3CI COMPLETE COMPLIANCE CORPORATION

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK


         We, Charles D. Crochet and Curtis W. Crane, the President and Secretary, respectively, of 3CI Complete Compliance Corporation, a Delaware corporation (the "Corporation") do hereby certify that the following resolution of the Board of Directors of the Corporation has been duly adopted in accordance with authority expressly accorded to the Board of Directors by
Article 4 of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of
Section 151 of the Delaware General Corporation Law:

         RESOLVED, that the Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby establishes a series of preferred stock of the Corporation, authorizes the issuance thereof, and hereby fixes the designations, rights, preferences, privileges and voting powers, in addition to those set forth in the Certificate of Incorporation, as follows:

         1. Designation of Series. One million shares of the preferred stock, without par value, of the Corporation shall constitute a series of preferred stock designated as Series A Preferred Stock (the "Series A Preferred Stock") with the designations, rights, preferences, privileges and voting powers set forth below:

         2.      Dividends.

                 (a) The holders of Series A Preferred Stock shall not be entitled to receive any fixed dividends and shall be entitled to receive such cash dividends as may be declared from time to time by the Board of Directors in its discretion, from any assets legally available for the payment of dividends; however, for so long as any shares of Series A Preferred Stock shall be outstanding, without the written consent of the holders of a majority in interest of the Series A Preferred Stock, the Corporation shall not (i) purchase or redeem any shares of its common stock, par value $.01 per share ("Common Stock"), or (ii) declare, pay or set apart for any payment any dividend on its Common Stock. Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, and if declared by the Corporation's Board of Directors out of assets of the Corporation legally available for such payment, cumulative dividends from the second anniversary of the original issuance date of the Series A Preferred Stock, at the rate of $.5775 per share per annum, and no more, payable quarterly on the 15th day of July, October, January and April of each year, commencing with a payment on July 15, 1999, accrued from the second anniversary of the original issuance date of the Series A Preferred Stock. Such dividends shall be cumulative





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         from the second anniversary of the original issuance date of the
         Series A Preferred Stock. Accruals of dividends shall not bear interest.

                 (b) Before any dividends (other than dividends payable in capital stock ranking junior to the Series A Preferred Stock both as to dividends and upon liquidation) on, or any distribution in respect of, any class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, shall be declared or paid or set apart for payment, and before any purchase or redemption of any such stock, the holders of Series A Preferred Stock shall have received payment in full of all dividends, if any, in arrears on the Series A Preferred Stock. No dividend shall be declared on any series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends unless there shall likewise be or have been declared on the shares of Series A Preferred Stock at the time outstanding a dividend of like kind for all dividends periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates per annum fixed therefor as herein or in the Certificate of Incorporation provided.

         3. Redemption. The Series A Preferred Stock shall be subject to redemption by the Corporation as follows:

                 (a) The shares of Series A Preferred Stock may be redeemed at any time on or after the second anniversary of the original issuance date of the Series A Preferred Stock at the option of the Corporation in whole or, from time to time, in part, in any such case at a per share redemption price equal to $7.00, plus accrued dividends, if any.

                 (b) Notice of every redemption of Series A Preferred Stock shall be given by mailing notice not less than 30 days before the date fixed for such redemption to each holder of record of shares of Series A Preferred Stock so to be redeemed, and shall be sufficiently given if the Corporation shall cause a copy thereof to be mailed to such holders of record at their respective addresses as the same shall appear on the books of the Corporation, by first class mail, postage prepaid; provided, however, that the failure to mail such notice to one or more of such holders shall not affect the validity of such redemption as to the other holders.

                 (c) In case of redemption of only a part of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by lot.

                 (d) If any notice of redemption shall have been duly given or if the Corporation shall have granted to a bank or trust company irrevocable written authorization promptly to give or complete such notice, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit (or from and after the redemption date if such notice shall fail to state that the holders of the shares so called for redemption may receive their redemption price at any time after such deposit) all shares with respect to which such deposit shall have




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         been made shall no longer be deemed to be outstanding, and all rights with respect to such shares forthwith shall cease and terminate, except only the right of the holders of the certificates therefor, upon surrender thereof, to receive the redemption price thereof out of the funds so deposited, without interest, and the right to exercise, on or before the close of business on the date fixed for redemption, any privileges of conversion applicable to the Series A Preferred Stock. Any interest accrued on such funds shall be paid to the Corporation from time to time.

                 (e) All funds so set aside or deposited, as the case may be, and unclaimed at the end of one year from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof; provided, however, that any funds set aside or deposited which shall not be required for redemption because of the exercise of any privilege of conversion after the date of setting aside or deposit, as the case may be, shall be released or repaid to the Corporation immediately after such exercise.

                 (f) Any shares of the Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or into Common Stock shall be deemed retired and shall be canceled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation, and the Corporation shall from time to time and at least once each year cause all such shares to be retired in the manner provided by law.

         4.      Conversion of Series A Preferred Stock.

                 (a) The Series A Preferred Stock shall be convertible at the option of the record holder thereof, at any time after the second anniversary of the original issuance thereof, in whole, or from time to time in part, in the manner hereinafter provided, into Common Stock. Except as otherwise specifically provided herein, no payment or adjustment shall be made upon such conversion for dividends on any shares of Series A Preferred Stock which shall be converted or for the declaration or payment of any dividend on or other distribution in respect of any shares of Common Stock issuable upon such conversion.

                 (b) The Series A Preferred Stock may be converted at any time on or after the second anniversary of the original issuance thereof into full shares of Common Stock of the Corporation based on a Conversion Rate (defined below) of Series A Preferred Stock to Common Stock equal to $7.00 divided by the Market Price (defined below) of the Common Stock on the date of the related Conversion Notice (defined below) (the conversion rate from time to time in effect being hereinafter referred to as the "Conversion Rate"); provided, however, that the Conversion Rate of Series A Preferred Stock to Common Stock shall never be greater than 1 to 7 (i.e., all 1,000,000 shares of Series A Preferred Stock shall be convertible into an aggregate of no more than 7,000,000 shares of Common Stock); and provided further that the Conversion Rate of Series A Preferred Stock to Common Stock shall never be less than 7 to 1 (i.e., all 1,000,000 shares of Series A Preferred Stock shall be convertible into no fewer than an aggregate of 1,000,000 shares of Common Stock), subject to such adjustments, if any, of the Conversion Rate and the securities or other property




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         issuable upon such conversion pursuant to the provisions of subparagraph (f) hereof. If at any time shares of Series A Preferred Stock are presented for conversion, the Company does not have sufficient shares of Common Stock authorized for issuance upon conversion thereof, then the converting holder shall receive the maximum number of shares of Common Stock available for issuance by the Company upon such conversion, and with respect to the remaining shares of Series A Preferred Stock that the Company is unable to convert to Common Stock, the converting holder shall receive a note of the Company (a "Conversion Note") in a principal amount equal to the number of shares of Series A Preferred Stock that remains unconverted times $7.00, such Conversion Note to bear interest at the rate of 8.25% per annum, with such interest to be cumulative from the date of original issuance of the Series A Preferred Stock. If more than one holder of Series A Preferred Stock presents shares of Series A Preferred Stock for conversion, and the Company does not have sufficient shares of Common Stock authorized for issuance upon such conversion, then the number of shares of Common Stock issuable to each such converting holder shall be allocated pro rata among all converting holders based on the number of shares of Series A Preferred Stock presented for conversion, and each such converting holder shall receive a Conversion Note in the principal amount determined as provided in this paragraph (b).

                 (c) To convert Series A Preferred Stock into Common Stock, a holder of Series A Preferred Stock shall send to the Secretary of the Company a dated notice (a "Conversion Notice") setting for the number of shares of Series A Preferred Stock to be converted, along with the certificate representing the Series A Preferred Stock to be converted. Upon receipt of a Conversion Notice and the surrendered certificate representing the Series A Preferred Stock to be converted into Common Stock, the Corporation shall cause a certificate representing the Common Stock issued pursuant to such conversion (and, if applicable, a Conversion Note in the principal amount determined as set forth in paragraph (b) above) to be delivered to the converting holder, along with a certificate representing any shares of Series A Preferred Stock that were not converted into Common Stock.

                 (d) All shares of Series A Preferred Stock that have not been redeemed or converted into Common Stock on or before the fifth anniversary of the original issuance of the Series A Preferred Stock shall automatically, without further action of the Company or any holder of Series A Preferred Stock, be converted into Common Stock based on the Conversion Rate then in effect. Upon such automatic conversion, the Company shall send a notice to each record holder of Series A Preferred Stock that such shares of Series A Preferred Stock have been converted into Common Stock, along with appropriate instructions for the surrender of certificates representing Series A Preferred Stock in exchange for certificates representing the Common Stock into which such Series A Preferred Stock has been converted. Upon automatic conversion of Series A Preferred Stock pursuant to this paragraph, the shares of Series A Preferred Stock shall no longer be considered outstanding, and the certificates representing such Series A Preferred Stock shall be void for all purposes except for the purpose of surrender to the Company in exchange for the certificates representing the Common Stock into which such Series A Preferred Stock was converted.




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                 (e)      Market Price means (i) the closing sale price on the
         date of a Conversion Notice of a share of Common Stock as reported on the principal securities exchange on which the shares of Common Stock are then listed or admitted to trading or (ii) if not so listed, the average of the closing bid and ask prices for a share of Common Stock on that date as quoted on the Nasdaq National Market System or Nasdaq Small-Cap Market or (iii) if not quoted on Nasdaq, the average of closing bid and ask prices for a share of Common Stock as quoted by the National Quotations Bureau's pink sheets or the National Association of Securities Dealer's OTC Bulletin Board System. If the price of a share of Common Stock shall not be so quoted, "Market Price" shall mean the fair market value of a share of Common Stock as the holders of the Series A Preferred Stock of the Corporation shall mutually agree or, in the absence of such an agreement, as determined by an investment banking firm, with expertise in the Corporation's area of business, selected by the holders of the Series A Preferred Stock and approved by the Corporation, such approval not to be unreasonably withheld.

                 (f) The Conversion Rate shall be subject to the following adjustments:

                          (i) While any shares of Series A Preferred Stock are outstanding, in case the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately before such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest, then to the next lower, thousandth of a share of Common Stock), as the case may require, such increase or decrease, as the case may be, to become effective at the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                          (ii) No adjustment of the Conversion Rate shall be made by reason of the issuance of shares of Common Stock in exchange for cash, property, or services.

                          (iii) In case of any reclassification or change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, each holder of shares of the Series A Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such shares into the kind and number or amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Corporation into which such shares of the Series A Preferred Stock might have been converted immediately before such reclassification, change, consolidation, merger, sale, or conveyance, and shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise, so that the




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                 provisions set forth herein for the protection of the
                 conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof; and provided, further, that any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the shares of Common Stock of the Corporation for the purposes of this subparagraph (iii).

                 (g) No fraction of a share of Common Stock shall be issued upon any conversion, but, in lieu thereof, there shall be paid, to the holder of shares of Series A Preferred Stock surrendered for conversion as soon as practicable after the date such shares of Series A Preferred Stock are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full share of Common Stock as shall be determined, in good faith by the board of directors of the Corporation.

         5. Dissolution. In the event of the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, the assets of the Corporation shall be distributed among the holders of its capital stock in accordance with the following schedule of priorities and preferences:

                 (a) There shall be paid to the holders of the Series A Preferred Stock an amount equal to that which would have been payable pursuant to Section 3(a) if the Series A Preferred Stock had been redeemed on the date of such payment before any distribution of assets or payment shall be made to the holders of any other class of capital stock of the Corporation. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of the Series A Preferred Stock of the full amount or amounts aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock then outstanding according to the number of shares held by each.

                 (b) After the amounts provided by subparagraph (a) above have been paid or distributed, any assets remaining shall be paid to or distributed among the holders of Common Stock pro rata on a per-share basis.

                 (c) Neither the consolidation, nor merger of the Corporation into or with another corporation or corporations, nor the merger or consolidation of another corporation or corporations with or into the Corporation, nor a reorganization of the Corporation, nor the




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         purchase or redemption of all or part of the outstanding shares of any class or classes of the stock of the Corporation, nor a sale or transfer of the property and business of the Corporation as, or substantially as, an entity, shall be deemed a liquidation, dissolution, or winding up of the affairs of the Corporation, within the meaning of any of the provisions of this Section 5.

         6.      Voting Rights.

                 (a) Generally. Except as otherwise required by law or expressly provided for herein, the holders of Series A Preferred Stock shall have no voting rights.

                          (i) Defaults on Series A Preferred Stock. If and when the Corporation shall be in default in the payment of dividends on the Series A Preferred Stock, and such default continues for a period of two fiscal quarters, then the holders of the outstanding shares of Series A Preferred Stock, voting separately as a single class, shall become entitled to elect two directors of the Corporation, such additional directors to serve in addition to the directors then in office. Such right to elect additional directors may be exercised (A) by action taken by the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding, (B) at any annual meeting of stockholders or (C) within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. If such default shall occur more than two fiscal quarters preceding the date of the next annual meeting of stockholders as fixed by the Bylaws of the Corporation, then a special meeting of the holders of the Series A Preferred Stock may, and upon the written request of the holders of not less than one-fourth of the number of shares of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, shall, be called by the Secretary of the Corporation, such meeting to be held within 60 days after such call and within 60 days after the delivery to the Secretary of such request. Such additional directors, whether elected by written consent or at an annual or a special meeting, shall serve until the next annual meeting and until their successors shall be duly elected and qualified, unless their term shall sooner terminate pursuant to the provisions of this subparagraph. At any meeting for the purpose of electing such additional directors, the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum, and any such meeting shall be valid notwithstanding that a quorum of the outstanding shares of any other class or classes shall be present, the number of directors constituting the whole board of directors shall be deemed to be increased by a number sufficient to carry out the provisions of this subparagraph. If a vacancy shall occur in the board of directors by reason of the death, resignation, or inability to act of any such additional director, such vacancy shall be filled only by vote of the holders of the outstanding shares of Series A Preferred Stock, voting separately as a single class, acting by written consent or at any annual meeting or at a special meeting of the holders of shares of the Series A Preferred Stock requested, called and held in the same manner as the special meeting hereinabove referred to. Whenever a default in the Corporation's obligations to pay dividends on the Series A Preferred Stock has been cured by the Corporation, then the right of the holders of the Series A Preferred Stock to elect directors shall thereupon cease, and, if any such additional directors were elected by the holders of shares of Series A Preferred Stock, voting separately as a class, the term of




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         such directors shall then terminate, and the number of directors constituting the whole board of directors shall be reduced by the number of such terminated directors. The above provisions for the vesting of such voting rights in the holders of Series A Preferred Stock shall apply, however, in case of any subsequent default under this subparagraph.

         7. Exclusion of Other Rights. Except as otherwise required by law, the shares of Series A Preferred Stock shall not have any preferences or relative participating, optional or other special rights except as specifically set forth herein. No shares of any class of the corporation's capital stock shall have more preemptive or subscription rights.

         IN WITNESS WHEREOF, this Certificate of Designation has been signed by Charles D. Crochet and Curtis W. Crane, the President and the Secretary, respectively, of the Corporation, as of the 24 day of June, 1997.

                                        3CI COMPLETE COMPLIANCE CORPORATION



                                        By:    /s/ Charles D. Crochet
                                            -----------------------------------
                                               Charles D. Crochet, President


ATTEST:


/s/ Curtis W. Crane
----------------------------------
Curtis W. Crane, Secretary